  Exhibit 10.12

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is effective as of the 15th day of July, 2019 (the “Effective Date”) as between COMMAND CENTER, INC., a Washington corporation, or its successors, (collectively, “Seller”), and ______________, a_____________________ (“Buyer”). Seller and Buyer are collectively referenced herein as the “Parties.”

RECITALS

A.            Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on the terms and subject to the conditions of this Agreement, all the assets and properties of Seller as specifically set forth herein regarding Seller’s business operations located at __________________________, with the exception only of those assets and properties described in Schedule 2.1 attached to this Agreement (the “Excluded Assets”).

B.            Seller is the owner and operator of a staffing business at __________________________________ and Seller provides temporary workers in day labor, light industrial, as well as office and clerical positions.

C.            As Buyer is also in the staffing business, the Parties have agreed that Buyer will purchase from Seller the Included Assets of the Purchased Location, as that term is defined herein, under the terms set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties to this Agreement hereby agree as follows:

1.            Purchase and Sale. Subject to the terms and conditions of this Agreement and with the exception of the Excluded Assets, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller on the Closing Date, free and clear of any liens or encumbrances, all of Seller’s right, title and interest in the business now conducted at the following physical address: __________________________________ (the “Purchased Location”). The assets herein conveyed, transferred, assigned, and delivered, as provided by this Agreement, include all rights, title and interest of the assets and property rights, now owned or hereafter acquired, whether tangible or intangible, which will include all fixtures, furnishings and equipment; all inventories, goods and supplies; all telephone listings and telephone numbers; and all passwords, codes and documentation needed for use of the same; all transferrable permits, licenses, franchises and any other authorization obtained from federal, state or local governments or agencies necessary to operate the Purchased Location; goodwill of the Purchased Location; all real property leases and leasehold improvements, including prepaid rent and deposits; all customer lists and other customer information; all signs and signage at or within the Purchased Location; assignment of all contracts requested by Command Center, including employee contracts, equipment leases, vendor and customer contracts; prepaid deposits, including lease deposits; and all other assets and property of every kind and description, all of which are referred to collectively in this Agreement as the “Included Assets” provided, however, that nothing in this Agreement shall be construed to convey to Buyer any assets of Seller utilized in any locations other than in the Purchased Location.

The Assets to be conveyed, transferred, assigned, and delivered as provided by this Agreement will include the following, which may be set forth in additional detail in Schedule A of the Bill of Sale attached to this Agreement:

                1.1.            Leasehold Interests in Real Property. All leasehold interests held by Seller in all land, buildings, structures, fixtures, and other improvements located on or attached to such leasehold interests and all easements and other rights, title or interests appurtenant to, including but not limited to security deposits, reserves or prepaid rents paid in connection therewith, or owned or used by Seller at the Purchased Location (“Leasehold Interests”), including, without limitation, the Leasehold Interests described on Schedule 1.1 attached to this Agreement;

                1.2.            Inventory. All equipment, materials, work in process, and finished goods produced or used at the Purchased Location (“Inventory”);

                1.3.            Personal Property. All equipment, tools, machinery, furniture, computers, telephones, supplies, materials, and other tangible personal property used in any manner in connection with the Purchased Location, whether owned or leased (“Personal Property”), including, but not limited to all items listed in the Bill of Sale, attached hereto as Exhibit A;

                1.4.            Contractual Rights. As may be requested by Buyer, any and all rights in any manner related to the ownership, possession, lease, or use of the Assets or to the ownership, operation, or conduct of Seller’s business, rights in or claims under leases, permits, licenses, franchises, purchase and sales orders, covenants not to compete, and all other contracts of any nature whatsoever concerning the Purchased Location (“Contractual Rights”);

              1.5.            Goodwill. Goodwill, all tangible and intangible, which relates to the operation of the Purchased Location and all rights to continue to use the Assets in the conduct of the going business at the Purchased Location; and

   1.6.           Prepaid Expenses. All prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of any taxes) with respect to the Assets and Assumed Liabilities subject to the limitations set forth in this Agreement;

1.7           Customer Lists and Marketing Materials. All customer and supplier lists for the Purchased Location, together with all sales and marketing literature, sales quotes and bids, and catalogues and brochures of any kind. Notwithstanding anything in this Agreement to the contrary, Seller shall have the right to access and/or copy any and all financial or other information as may be necessary or helpful in any audit of state or federal taxes, workers compensation, or for any other business purpose.

2.
Excluded Assets; Assumed Liabilities.

2.1.            Excluded Assets. Buyer will not assume or be deemed to have purchased the Excluded Assets set forth on Schedule 2.1 attached to this Agreement.

2.2.            Assumed Liabilities. Buyer will not assume or be deemed to have assumed, or to have any obligations with respect to, any liabilities or obligations of Seller other than the contracts, liabilities and obligations specifically assumed pursuant to this Section 2.2 and specified on Schedule 2.2 (“Assumed Liabilities”). All liabilities and obligations of Seller other than those listed on Schedule 2.2 will remain solely the liabilities and obligations of Seller (the “Retained Liabilities”).

3.
Purchase Price; Closing.

3.1.            Purchase Price. The purchase price for the Assets will be paid by the assumption of the Assumed Liabilities and by the payment of ____________________________ ($_______________) (“Purchase Price”).

3.2.            Payment of Purchase Price.

3.3.            Allocation of the Purchase Price. Buyer and Seller agree to cooperate in reporting the allocation of the Purchase Price as provided on the attached Schedule 3.3.

3.4.            Closing Date. The “Closing Date” or “Closing” will occur on July 15, 2019, at 6:00 a.m., EDT, and will take place at the offices of Seller, at 111 Springhall Drive, Goose Creek, South Carolina, or at such other time and place as the parties may agree to in writing.

A.           Control. At Closing, upon payment of the Purchase Price to Seller, and subject to the terms set forth in the Promissory Note, Buyer shall have sole and unfettered operational control, possession and right to occupancy of the Assets and the Purchased Location.

B.           Deliveries at Closing. At the Closing: (a) Seller shall deliver to Buyer the duly executed various agreements, certificates, instruments and documents referred to in Section 9.1; and (b) Buyer shall deliver to Seller the duly executed various agreements, certificates, instruments and documents referred to in Section 9.2.

C.           Risk and Loss Prior to Closing. Subject to the provisions of Section 3.4 A, possession and title of the Assets will be given to Buyer at the Closing, and assumption of the Assumed Liabilities will occur at the Closing. Buyer will not acquire any title to the Assets or assume any of the Assumed Liabilities until possession has been given to it in accordance with this Section 3.4 and accordingly, all risk and loss with respect to the Assets will be borne by Seller until possession has been given to Buyer at the Closing.

3.5.            Payment of Taxes and Other Charges. Buyer will pay any and all transaction privilege tax, sales tax, use tax, property tax, income tax, payroll tax, excise tax, business and occupation tax, or other transfer fee, tax, charge, or assessment which may be imposed by any governmental agency with respect to the sale, transfer, conveyance, and assignment of the Assets and Assumed Liabilities pursuant to this Agreement.

3.6            Security Deposits, Rent, and Prepaid Expenses. Buyer authorizes Seller, or Seller’s subsidiary or affiliate, to deduct from Buyer’s Franchisee Share (as that term is defined in the Franchise Agreement) an amount equal all security deposits paid by Seller and held by any landlord of the premises subject to the Leasehold Interests and an amount to cover the rent prepaid by Seller for the portion of any month after the Closing including, without limitation, payments for the last month’s rent. Buyer further authorizes Seller or Seller’s subsidiary or affiliate to deduct from Buyer’s Franchisee Share an amount equal to all Prepaid Expenses as defined in paragraph 1.6 hereof.

4.
Conditions to Obligation of Buyer to Perform. The obligation of Buyer to purchase the Assets and assume the Assumed Liabilities from Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of all of the following conditions precedent, any or all of which may be waived by Buyer by delivery to Seller of a written notice of such waiver:

4.1            Approval. Seller shall have obtained approval from its Board of Directors authorizing it to enter into this Agreement and to consummate the transactions contemplated hereby;

4.2            Representations and Warranties True on the Closing Date. The representations and warranties of Seller contained in this Agreement, in the exhibits and schedules attached hereto, or in any certificate, document, or statement delivered pursuant to the provisions hereof, will be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date;

4.3.            Compliance with Agreement. Seller will have performed and complied with all agreements, covenants, conditions, and obligations required by this Agreement prior to or on the Closing Date;

4.4.            Third Party Consents. Seller will have obtained all consents, waivers, permits, approvals, and authorizations and completed all filings or registrations required and will have delivered executed copies or other written evidence thereof to Buyer;

4.5.            Transfer of Licenses. Except as contained within Schedule 2.1, Seller will have transferred or assigned to Buyer on or before the Closing Date all licenses, permits, franchises, certificates, and authorizations which are transferable or assignable and which are required or necessary to enable Buyer to operate and conduct Seller’s Business in the manner in which Seller currently operates and conducts its business; and

4.6.            Assignment of Warranties. Seller will assign to Buyer any and all warranties covering or affecting the Personal Property or Inventory.

5.
Conditions to Obligation of Seller to Perform. The obligation of Seller to sell the Assets at the Closing is subject to the satisfaction, on or before the Closing Date, of all of the following conditions precedent, any or all of which may be waived by Seller by delivery to Buyer of a written notice of such waiver:

5.1.            Representations and Warranties True on the Closing Date. The representations and warranties of Buyer contained in this Agreement, in the exhibits and schedules attached hereto, or in any certificate, document, or statement delivered pursuant to the provisions hereof, will be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date;

5.2.           Compliance with Agreement. Buyer will have performed and complied with all agreements, covenants, conditions, and obligations required by this Agreement prior to or on the Closing Date;

5.3.           Franchise Agreement. Buyer will have duly executed and delivered a franchise agreement (the “Franchise Agreement”) in a form agreed to by the parties, allowing Buyer to operate the Purchased Location as a franchise of Seller. Buyer will also have executed and delivered any and all documents required of the Franchise Agreement, including but not limited to any required non-competition or non-solicitation agreements;

5.4.            Assignment of Leases. The Assignment and Assumption of Lease and Landlord Consent Agreement attached hereto in Exhibit B shall have been duly executed;

5.5            Merger with Hire Quest Holdings, LLC. The mergers contemplated by and more accurately described in that certain Agreement and Plan of Merger dated April 8, 2019 by and among Hire Quest Holdings, LLC, Command Center, Inc., CCNI One, Inc., Command Florida, LLC, and Richard Hermanns, as Member Representative, (the “Merger Agreement”) shall have been completed to the sole satisfaction of Seller; and

5.6            Deliveries. Buyer shall have delivered or caused delivery of executed copies of all documents and agreements called for in this Agreement including, without limitation, those agreements attached as Exhibits B and D hereto.

6.
Representations and Warranties of Seller. Seller represents and warrants to Buyer that, as of the Effective Date and as of the Closing the following are true and accurate:

6.1.            Organization and Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State in which it is organized. Seller is qualified to do business as a foreign corporation under the laws of each jurisdiction where Seller conducts its business outside of its state of incorporation, including at the locations of the Purchased Location. Seller has the requisite corporate power and authority to own, lease, and operate its properties and is duly authorized and licensed to carry on its businesses in the places where, and in the manner in which, such business is presently being conducted, including the Purchased Location.

6.2.            Capacity. Seller has full corporate power, legal capacity, and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of Seller’s obligations under this Agreement have been duly authorized by Seller’s Board of Directors and no other corporate proceedings on the part of the Seller are necessary in connection therewith. This Agreement constitutes, and each other agreement or instrument to be executed and delivered by Seller in connection with this Agreement will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

6.3.            Authority. Neither the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby, nor the performance of Seller’s obligations hereunder will: (a) violate any provisions of the Articles of Incorporation or Bylaws of Seller; (b) violate any statute, code, ordinance, rule, or regulation of any jurisdiction applicable to Seller or the Assets or Assumed Liabilities or the business operations at the Purchased Location; (c) violate any judgment, order, writ, decree, injunction, or award of any court, arbitrator, mediator, government, or governmental agency or instrumentality, which is binding upon Seller or which would have an adverse effect on the Assets or Assumed Liabilities or the business operations at the Purchased Location; or (d) violate, breach, conflict with, constitute a default under (whether with or without notice or lapse of time, or both), result in termination of, or accelerate the performance required by, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Seller is a party or by which Seller, the Assets or Assumed Liabilities, or the Purchased Location are bound.

6.4.            Consents. No consents, approvals, filings, or registrations with or by any federal, state, or local court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a “Governmental Entity”) or any other person or entity are necessary in connection with the execution and delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby, or the performance of Seller’s obligations under this Agreement.

6.5.            Absence of Defaults. Seller is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws or any indenture, mortgage, deed of trust, loan agreement, or similar debt instrument, or any other agreement to which Seller is a party or by which Seller is bound or to which any of their properties are subject, nor is Seller aware of any fact, circumstance, or event that has occurred which, upon notice, lapse of time, or both, would constitute such a default or violation. Seller is not in violation of any statute, rule, regulation, or order of any Governmental Entity having jurisdiction over Seller or any of its properties, including the Purchased Location.

6.6.            Financial Statements. The following documents are attached hereto as Exhibit C: unaudited statements of the Seller’s income and expenses for the Purchased Location for the twelve-months ended March 29, 2019 (collectively referred to as “Financial Statements”). The Financial Statements do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements or information therein not misleading. The Financial Statements have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis for the periods indicated, and each of the Financial Statements is a compilation of the books and records of the Seller.

6.7.            Absence of Specified Changes. As regards Seller’s business operations at each of the Purchased Location, from March 31, 2019, through the Closing Date there has not been any:

A.           Transactions by Seller except in the ordinary course of business;

B.           Capital expenditures by Seller exceeding $15,000;

C.           Materially adverse change in the Assets, the financial condition, liabilities, business, operations, or prospects of the Purchased Location;

D.           Destruction, material damage to, or loss of any of the Assets (whether or not covered by insurance) that adversely affects the financial condition, business, operations, or prospects of the Purchased Location;

E.           Acquisition or disposition of any of the Assets, except in the ordinary course of business;

F.           Amendment or termination of any contract, agreement, or license to which Seller is a party, except in the ordinary course of business;

G.           Waiver or release of any right or claim of Seller, except in the ordinary course of business;

H.           Other event or condition of any character that has or might have a materially adverse effect on the Assets, or the financial condition, business operations, or prospects of Seller’s operations at the Purchased Location;

I.           Incurrence of any liability or obligation (whether absolute, accrued, or contingent) affecting the Seller’s operations at the Purchased Location or the Assets; or

J.           Agreement or any action or omission by Seller that would result in any of the things described in the preceding Subsections A. through J., inclusive.

6.8.            Litigation and Claims. Seller is not a party to any, and there are no pending or threatened, suit, action, arbitration, legal, administrative, or other proceeding or governmental investigation against Seller that will, may or could affect the Assets or the business operations at the Purchased Location. To the best of Seller’s knowledge, there is no basis for the assertion of any such proceeding, claim, action, or governmental investigation that could affect the Assets or Seller’s ability to transfer the Assets to Buyer. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such actions. Seller is not a party to any judgment or decree, nor is Seller in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality which will, or is likely to, affect the Assets, Seller’s title thereto, the ability of Seller to perform its obligations under this Agreement, or the business operations at the Purchased Location. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any governmental orders respecting the Purchased Location.

6.9.            Compliance with Laws. Seller is in compliance with and not in default under any applicable foreign, federal, state, and local statutes, regulations, ordinances, zoning laws, engineering standards, safety standards, environmental standards, and any other applicable laws in connection with the ownership and use of the Assets and the conduct and operations at the Purchased Location. Seller holds all required franchises, permits, licenses, certificates, and authorizations necessary or appropriate in connection with the ownership and use of the Assets and the conduct and operations at the Purchased Location, and all are current and valid as of the Effective Date and the Closing Date. All required fees and charges with respect to such permits, licenses, franchises, certificates or authorizations have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permits, licenses, franchises, certificates or authorizations.

6.10.          Title to Assets. Seller will convey at Closing good and marketable title to the Assets, free and clear of all liens, deeds of trust, mortgages, pledges, charges, security interests, encumbrances, claims, conditional sales agreements, easements, licenses, rights-of-way, covenants, conditions, restrictions on transfer, or other restrictions or other rights of third parties. All Assets are adequate for their intended use, in good operating condition and repair, reasonable wear and tear excepted, and are sufficient for the conduct of the Seller’s business operations at the Purchased Location as currently conducted and as proposed to be conducted up to the Closing.

6.11.           Leasehold Interests. Seller’s representations, warranties, and statements regarding the Leasehold Interests are complete, current, and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any fact necessary to make each such representation, warranty, or statement accurate and not misleading in any material respect. As to the Leasehold Interests: (a) all leases under which the Seller leases any real property (the “Real Property Leases”) are valid and in full force and effect and constitute binding obligations of the Seller and the counterparties thereto, and Seller enjoys peaceful and undisturbed possession of the Real Property Leases, in accordance with their respective terms; (b) there are not any existing defaults by Seller under any of the Real Property Leases that would give the lessor under such Real Property Lease the right to terminate such Real Property Lease or amend or modify such Real Property Lease in a manner adverse to Seller or Buyer (after Closing); (c) no event has occurred which, after notice or lapse of time or both, would constitute a default by Seller under any Real Property Lease, where such default if uncured would give the lessor under such Real Property Lease the right to terminate such Real Property Lease or amend or modify such Real Property Lease in a manner adverse to the Seller or Buyer (after Closing); (d) Seller has not subleased, assigned or otherwise granted to any person the right to use or occupy such Real Property Leases or any portion thereof; and (e) Seller will convey all Real Property Leases free of pledges, mortgages or other encumbrances on all leasehold interests in any Real Property Lease.

6.12.            Brokers. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder’s fee, or other compensation based on agreements or arrangements made by Seller.

6.13.            Taxes.

                                       A.           No deficiencies or adjustments for any tax have been claimed, proposed, or assessed, or to the knowledge of Seller, threatened as regards the Assets or the business operations at the Purchased Location. For the purposes of this Agreement, the terms “tax” and “taxes” will include all federal, state, local, and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including, without limitation, all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts, and other taxes, as well as any interest, additions, or penalties relating thereto and any interest in respect of such additions or penalties.

                                        B.          At the time of Closing, there are no liens for taxes upon the Assets. Seller has withheld all taxes required to be withheld in respect of wages, salaries, and other payments to all employees at the Purchased Location and timely paid all such amounts withheld to the proper taxing authority. Seller shall at all times remain responsible for payment of all taxes in any way resulting from the operation of the Purchased Location through the end of the day on the Closing.

6.14.           Full Disclosure. The representations, warranties, and statements of Seller in this Agreement, in any exhibit or schedule attached hereto, or in any certificate or other document furnished by Seller to Buyer pursuant to this Agreement are complete, current, and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty, or statement accurate and not misleading in any material respect. Seller has, and prior to Closing will have, provided to Buyer, in writing, any information necessary to ensure that all representations, warranties, or statements made by Seller to Buyer are complete, current, and accurate and are not misleading in any material respect.

7.
Representations and Warranties of Buyer. Buyer represents and warrants to Seller that, as of the Effective Date and as of the Closing Date:

7.1.            Organization and Standing. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. Buyer has the requisite power and authority to own, lease, and operate its properties and is duly authorized and licensed to carry on its business in the places where and in the manner in which its business is presently being conducted )if any) and, in particular, where the Assets and the Purchased Location are located.

7.2.            Capacity. Buyer has full corporate power, legal capacity, and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of Buyer’s obligations under this Agreement have been duly authorized by the members or shareholders of Buyer, and no other corporate proceedings on the part of Buyer are necessary in connection therewith. This Agreement constitutes, and each other agreement or instrument to be executed and delivered by Buyer in connection with this Agreement will constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

7.3.            Authority. Neither the execution and delivery of this Agreement by Buyer, the consummation of the transactions contemplated hereby, nor the performance of Buyer’s obligations hereunder will: (a) violate any provision of the Articles of Incorporation, Operating Agreements or Bylaws of Buyer; (b) violate any statute, code, ordinance, rule, or regulation of any jurisdiction applicable to Buyer, or its properties or assets; (c) violate any judgment, order, writ, decree, injunction, or award of any court, arbitrator, mediator, government, or governmental agency or instrumentality, which is binding upon Buyer or which would have an adverse effect on its properties or assets; or (d) violate, breach, conflict with, constitute a default under, result in termination of, or accelerate the performance required by, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is bound.

7.4.            Consents. No consents, approvals, filings, or registrations with or by any governmental agency or instrumentality or any other person or entity are necessary in connection with the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby, or the performance of Buyer’s obligations under this Agreement.

7.5.            Absence of Defaults. Buyer is not in default under, or in violation of, any provision of its Articles of Incorporation, or Operating Agreement or Bylaws or any indenture, mortgage, deed of trust, loan agreement, or similar debt instrument, or any other agreement to which Buyer is a party or by which Buyer is bound or to which any of their properties or assets are subject, nor is Buyer aware of any fact, circumstance, or event that has occurred which, upon notice, lapse of time, or both, would constitute such a default or violation. Buyer is not in violation of any statute, rule, regulation, or order of any Governmental Entity having jurisdiction over Buyer or any of its properties or assets.

7.6.            Compliance with Laws. Buyer is in compliance with and not in default under any applicable foreign, federal, state, and local statutes, regulations, ordinances, zoning laws, engineering standards, safety standards, environmental standards, and any other applicable laws in connection with the prospective ownership and use of the Assets and the conduct and operations at the Purchased Location. Buyer holds (or at the Closing Date will hold) all required franchises, permits, licenses, certificates, and authorizations necessary or appropriate in connection with the ownership and use of the Assets and the conduct and operations at the Purchased Location. All required fees and charges with respect to such permits, licenses, franchises, certificates or authorizations have been paid in full or will be paid in full as of the Closing Date. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permits, licenses, franchises, certificates or authorizations required to own, use and operate the Assets and the business at the Purchased Location.

7.7.            Brokers. No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder’s fee, or other compensation based on agreements or arrangements made by Buyer.

7.8.            Tax Consequences. Buyer represents that it has consulted with a qualified attorney, tax advisor, or accountant and assumes the risk of all potential income tax risks associated with the transactions contemplated by this Agreement.

7.9.            Full Disclosure. The representations, warranties, and statements of Buyer in this Agreement, in any exhibit or schedule attached hereto, or in any certificate or other document furnished by Buyer to Seller pursuant to this Agreement are complete, current, and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty, or statement accurate and not misleading in any material respect.

7.10            Due Diligence. Buyer warrants and represents that it has had adequate time to conduct and complete its due diligence and has been given access to all information that it requested during its due diligence with respect to the terms and obligations contained in this Agreement and its purchase of the Purchased Location. Buyer is satisfied with the results of such due diligence.

8.
Obligations at Closing.

8.1.            Seller’s Obligations at Closing. At the Closing, Seller will deliver or cause to be delivered to Buyer the following:

A.            All instruments of transfer (to the extent required to transfer such rights), properly executed by Seller and acknowledged, including, but not limited to, a bill of sale, deeds, and assignments, transferring and assigning to Buyer all of Seller’s rights, title, and interest in and to the Assets and Assumed Liabilities, including, but not necessarily limited to, the following:

(1)            Bill of Sale in a form substantially identical to Exhibit A attached to this Agreement;

(2)            Assignment and Assumption of Leases for each of the Purchased Location offices of Seller in a form substantially identical to Exhibit B attached to this Agreement;

(3)            Assignment and Assumption Agreement in a form substantially identical to Exhibit D attached to this Agreement;

B.            All instruments evidencing any and all consents, waivers, permits, approvals, authorizations, filings, or registrations as provided for in this Agreement;

C.            All keys, items or information that provide access the property, offices or any personal property of or related to the Assets, including security cards, security codes, passwords or any other item or information necessary or required to access, operate or possess any of the Assets or the Purchased Location;

D.            At the time of closing, Seller agrees to transfer to Buyer all of Seller’s right, title and interest in and to the telephone lines, cell phone numbers, facsimile lines, listings and numbers presently assigned to the Assets at the Purchased Location, which are the subject of this sale, including specifically, but not limited to, the telephone numbers, facsimile number and mobile telephone numbers stated in in Schedule A of the Bill of Sale attached to this Agreement. Seller agrees to execute any necessary documents and to cooperate fully with Buyer in accomplishing the transfer of the aforesaid telephone numbers to Buyer; and

E.           All material agreements and covenants required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

8.2.            Buyer’s Obligation at Closing. On the Closing Date, Buyer will deliver or cause to be delivered to Seller the following:

A.            All instruments of transfer (to the extent required to transfer such rights), properly executed by Buyer and acknowledged, including, but not limited to, a bill of sale, deeds, and assignments, transferring and assigning to Buyer all of Seller’s rights, title, and interest in and to the Assets and Assumed Liabilities, including, but not necessarily limited to, the following:

(1)            Bill of Sale in a form substantially identical to Exhibit A attached to this Agreement;

(2)            Assignment and Assumption of Leases for each of the Purchased Location offices of Seller in a form substantially identical to Exhibit B attached to this Agreement;

(3)            Assignment and Assumption Agreement in a form substantially identical to Exhibit D attached to this Agreement;

B.            The duly executed Promissory Note for the amount of the Purchase Price as set forth in Section 3, which is then deliverable to Seller in terms set forth in the Promissory Note;

C.            The duly executed Franchise Agreement; and

D.            Executed resolutions of Buyer’s Board of Directors, members, or governing body authorizing the execution and performance of this Agreement and all actions taken by Buyer in furtherance of this Agreement along with a certificate executed as of the Closing by a duly authorized officer of Buyer certifying the accuracy of said resolution and the representations and warranties made by Buyer in this Agreement.

9.
Obligations After Closing.

9.1.            Buyer’s Indemnification.

A.            Buyer agrees to indemnify and hold Seller and its officers, directors, employees, members, managers, and successors and any subsidiaries thereof (collectively, the “Seller Indemnified Parties”) harmless for, from, and against any and all damages, of any kind, including, without limitation, costs of investigation, interest, penalties, reasonable attorneys’ fees, and any and all costs, expenses, and fees incident to any suit, action, or proceeding, incurred or sustained by Seller Indemnified Parties, which arise out of, result from, or are related to: (a) any inaccuracy in or omission or Buyer’s breach or non-fulfillment of any representation, warranty, condition, agreement, or covenant contained in this Agreement; (b) any and all liabilities or obligations relating to the operation of Buyer’s business after the Closing Date, including, without limitation, all tax liabilities, liabilities for breach of contract, liabilities arising in tort, liabilities for materials sold or services rendered, payroll liabilities and liabilities to any creditors, or third parties, except to the extent such liabilities or obligations have been expressly excluded by Buyer in writing pursuant to this Agreement; and (c) any damages, costs, penalties and attorneys’ fees incurred due to the loss, damage or destruction of the paper business records presently located at each of the Purchased Location.

B.            Seller agrees that, upon the receipt of a third-party claim in respect of which indemnity may be sought under this Section 9.2 Seller will give written notice within ten (10) days of such claim (the “Seller’s Notice of Claim”) to Buyer. Seller will be entitled, at its own expense, to participate in the defense of any such claim or action against Buyer. Buyer will have the right to assume the entire defense of such claim, provided that: (a) Buyer gives written notice of its desire to defend such claim (the “Seller’s Notice of Defense”) to Seller within 15 days after Seller’s receipt (either individually or collectively) of the Seller’s Notice of Claim; (b) Buyer’s defense of such claim will be without cost of Seller or prejudice to Seller’s rights under this Section 9.2; (c) counsel chosen by Buyer to defend such claim will be reasonably acceptable to Seller; (d) Buyer will bear all costs and expenses in connection with the defense of such claim; (e) Seller will have the right, at Seller’s expense, to have Seller’s counsel participate in the defense of such claim; and (f) Seller will have the right to receive periodic reports from Buyer and Buyer’s counsel with respect to the status and details of the defense of such claim and will have the right to make direct inquiries to Seller’s counsel in this regard.

C.            This Section 9.1 shall survive any termination of this Agreement.

9.2.            Utilities. Buyer and Seller will cooperate to take all steps necessary to transfer all utilities and services related to the operation and conduct of business at the Purchased Location, including, without limitation, electric service, gas service, telephone service, sewage, water, and trash removal, into Buyer’s name effective as of the Closing Date; provided, however, that Buyer will pay for any new deposits or connection fees required.

9.3.            Seller’s Records.

A.            Buyer will keep and maintain all of Seller’s paper files, records and archives presently within the Purchased Location, including Forms I-9, work tickets, employee applications, etc., and all shall be maintained in their present form and condition and safe from damage or loss for 36 months from the Closing Date. Seller shall have free access to such files upon reasonable notice in order to make copies or digital copies. Thereafter, Buyer shall dispose of all such files and records by a method ensuring the records will be destroyed without release into the general public.

B.            Buyer will specifically indemnify Seller for any damages, costs, penalties and attorneys’ fees incurred due to the loss, damage or destruction of the paper business records presently located at each of the Purchased Location.

9.4.            Transition. Seller will maintain the goodwill of Seller’s suppliers, customers, and business, and will otherwise cooperate with Buyer to effectuate a smooth and orderly transition in the operation and conduct of the business at the Purchased Location following the Closing Date.

10.
Remedies.

10.1.          Remedies Prior to or on Closing.

A.           In the event of any material breach or default of any representation, warranty, covenant, agreement, condition, or other obligation of Seller under this Agreement which Seller does not cure within ten (10) business days after actual receipt of written notice from Buyer, Buyer may, at its option, and without prejudice to any rights or remedies Buyer may have at law or in equity for any such breach or default, terminate this Agreement by delivering written notice of termination to Seller. The notice will specify the material breach or default.

B.           In the event of any material breach or default of any representation, warranty, covenant, agreement, condition, or other obligation of Buyer under this Agreement which Buyer does not cure within ten (10) business days after actual receipt of written notice from Seller, Seller may, at its option, and without prejudice to any rights or remedies Seller may have at law or in equity for any such breach or default, terminate this Agreement by delivering written notice of termination to Buyer. The notice will specify the material breach, or default.

C.            In the event of termination of this Agreement by either Buyer or Seller as provided in this Section 10.1, this Agreement will become null and void.

10.2.          Remedies Subsequent to Closing. In the event of any breach or default of any representation, warranty, covenant, agreement, condition, or other obligation by either party to this Agreement, the non-defaulting party may pursue whatever rights and remedies are available to such party at law or in equity, including, without limitation, the rights and remedies provided in this Agreement.

11.
General Provisions.

11.1.         Expenses. Except as otherwise specifically provided in this Agreement, each party will be responsible for its own fees, costs, and other expenses incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereunder, including the fees and expenses of its counsel and other advisors.

11.2.          Survival of Representations, Warranties, and Covenants. The respective representations, warranties, and covenants of Buyer and Seller made in this Agreement or in any certificate or other document delivered pursuant to this Agreement, including, without limitation, the obligations of indemnity hereunder, will survive the Closing Date, and the consummation of the transactions contemplated hereby, until the applicable statute of limitations has run, notwithstanding any examination made by or for the party to whom such representations, warranties, or covenants were made, the knowledge of any officers, directors, shareholders, employees, or agents of the party, or the acceptance of any certificate or opinion.

11.3.         Notices. All notices, requests, demands, and other communications required under this Agreement will be in writing and will be deemed duly given and received: (a) when delivered in person; (b) upon confirmation of receipt when transmitted by electronic mail (but, in the case of electronic mail, only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day); (c) upon receipt after dispatch by registered or certified mail, postage prepaid; or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

If to Seller:	COMMAND CENTER, INC. 111 Springhall Drive Goose Creek, South Carolina 29445
If to Buyer:	_____________________________ _____________________________ _______________________________

Any party may change its above-designated address by giving the other party written notice of such change in the manner set forth herein.

11.4.                       Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or of any provision hereof.

11.5.                       Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties with respect to the sale and purchase of the Purchased Location. No supplement, modification, or amendment of this Agreement will be binding and enforceable unless executed in writing by the parties hereto. Nothing in this Agreement, express or implied, shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

11.6.                       Waiver. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver, and no waiver will be binding unless executed in writing by the party making the waiver.

11.7.                       Exhibits, Schedules, and Recitals. The Exhibits and Schedules attached to this Agreement and the Recitals set forth above are hereby incorporated into and made a part of this Agreement.

11.8.                       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

11.9.                       Governing Law; Jurisdiction; Dispute Resolution. Except as expressly provided herein, this Agreement will be construed in accordance with, and governed by, the laws of the State of South Carolina, without regard to the application of conflicts of law principles. Except in respect of an action commenced by a third party in another jurisdiction, the parties agree that any legal suit, action, or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in Berkeley County, State of South Carolina, and they hereby irrevocably submit to the jurisdiction of any such court.

11.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF. THIS WAIVER SHALL SURVIVE TERMINATION OF THE AGREEMENT.

11.11.                      Attorneys’ Fees. In the event an action or suit is brought by any party hereto to enforce the terms of this Agreement, the prevailing party will be entitled to the payment of its reasonable attorneys’ fees and costs, incurred in connection with such action, including any appeal of such action.

11.12.                       Parties in Interest. Except as expressly provided below, nothing in this Agreement is intended to confer upon any person other than the parties to this Agreement, their respective heirs, representatives, successors, and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any party to this Agreement, nor will any provision of this Agreement give any entity any right of subrogation against or action over or against any party.

11.13.                       Successors in Interest. Except as otherwise provided herein, all provisions of this Agreement will be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors, and assigns of any of the parties to this Agreement.

11.14.                      Severability. The invalidity or unenforceability of any particular provision, or any part thereof, of this Agreement will not affect the other provisions hereof and this Agreement will be continued in all respects as if such invalid or unenforceable provision were omitted. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

11.15.                       Further Documentation. Each party will execute and deliver such further instruments and documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

11.16.                       Counsel Review. The parties hereto acknowledge and agree that each has had the opportunity to have this Agreement and all of its Exhibits and Schedules reviewed by counsel and the parties have participated equally in the final wording of this Agreement and its Exhibits and Schedules. In the event of any dispute regarding the meaning of any of the terms contained herein or in the Exhibits and Schedules, such terms shall not be construed against either party on account of its being the primary drafter.

11.17.                      Assignment. Buyer shall not assign its rights, interests, or obligations under this Agreement without prior written consent of Seller. Seller shall not assign its rights, interests, or obligations under this Agreement to any non-affiliated entity without prior written consent of Buyer. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

11.18.                                Name Change and Redomestication. The Parties acknowledge and agree that, in connection with the mergers contemplated by the Merger Agreement, Seller may change its name, state of incorporation, or other aspects of its corporate being.

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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on July 15, 2019.

SELLER:
COMMAND CENTER, INC.

By: _______________________
Name:
Title:

BUYER:
____________________________

By: _________________________
Name:
Title:

[ Schedules Redacted ]